EXHIBIT 32.1

CERTIFICATION REQUIRED BY
RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

SECTION 1350 CERTIFICATION

     In connection with the Quarterly Report of Origen Financial, Inc. (the “Company”) on Form 10-Q for the period June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, Ronald A. Klein and W. Anderson Geater, Jr., hereby certify pursuant to 18 U.S.C. Section 1350, that, to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronald A. Klein
Ronald A. Klein, Chief Executive Officer	Dated: August 16, 2004

/s/ W. Anderson Geater, Jr.
W. Anderson Geater, Jr., Chief Financial Officer	Dated: August 16, 2004